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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 4, 2000

                             FLOORING AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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         DELAWARE                         1-13099                     58-2060334
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                               210 TOWNPARK DRIVE
                             KENNESAW, GEORGIA 30144
                                 (678) 355-4000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

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Item 4.           Changes in Registrant's Certifying Accountant.

(a) (i) As of January 4, 2000, Flooring America, Inc. (formerly known as The Maxim Group, Inc. and hereinafter referred to as the "Company") terminated the engagement of Arthur Andersen LLP as the Company's independent accountant to audit the Company's financial statements.

         (ii) The audit report of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the year ended January 31, 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that Arthur Andersen LLP's report on the consolidated financial statements of the Company as of and for the year ended January 31, 1999 contained a separate paragraph stating:

                  "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is not in compliance with a certain restricted payment covenant contained in the indenture which references the Company's $100 million Senior Subordinated Notes due October 2007 (the 'Senior Notes') and as a result, the trustee or the holders of not less than 25% of the Senior Notes may declare all unpaid principal plus any accrued interest of all of the Senior Notes due and payable. The Company's available borrowings under its Senior Credit Facility plus cash on hand are not sufficient to repay the Senior Notes if declared due and payable. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern."

         (iii) The decision to consider a change in independent accountants was recommended to the Company's Audit Committee on November 8, 1999. Upon receiving and approving that recommendation, on December 22, 1999 the Audit Committee delegated to the Chief Financial Officer the authority to decide when and if to dismiss Arthur Andersen LLP.

         (iv) In connection with the audits of the two fiscal years ended January 31, 1998 and 1999 and through the date of this report, the Company has not had any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference thereto in their report on the consolidated financial statements of the Company for such periods.


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         (v) Except as noted herein, during the Company's two most recent fiscal years, and through the date of this report, the Company has not had any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. In connection with Arthur Andersen LLP's audit of the fiscal year end January 31, 1999, Arthur Andersen LLP did advise the Company that material weaknesses and significant deficiencies existed in the internal controls of the Company that could adversely affect the Company's ability to record, process, summarize and report financial data consistent with the assertions of management in its financial statements. The Company responded to Arthur Andersen LLP's letter by investigating the matters raised by such letter and addressing and taking appropriate actions designed to correct the noted weaknesses and deficiencies.

         (vi) The Company has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in subsections (i), (ii), (iv) and (v) above. A copy of that letter dated January 10, 2000 is filed as Exhibit 16 to this Form 8-K.

         (vii) On January 10, 2000 the Company retained and appointed the accounting firm of Ernst & Young LLP as the Company's new independent accountants to audit the Company's financial statements for the fiscal year ending February 5, 2000. The decision to retain and appoint the accounting firm of Ernst & Young LLP has been approved by the Company's Audit Committee and its Board of Directors. Neither during the Company's two most recent fiscal years, the interim period ended November 6, 1999, nor through the date of this filing, did the Company consult with Ernst & Young LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company.

Item 7.           Financial Statements and Exhibits

      Exhibit
       Number     Exhibit
       ------     -------

         16 Letter of Arthur Andersen LLP dated January 10, 2000 regarding change in certifying accountant.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FLOORING AMERICA, INC.



Date:   1-11-2000                    /s/      LEONARD H. THILL
      ---------------------          ---------------------------------------
                                     By:      Leonard H. Thill
                                              (Principal Accounting Officer)


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                                  EXHIBIT INDEX

     Exhibit No.                      Description
     -----------                      -----------

         16 Letter to Securities and Exchange Commission from Arthur Andersen LLP dated January 10, 2000